UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2016

INVESTORS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36441	46-4702118
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey		07078
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (973) 924-5100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Investors Bank (the “Bank”), the wholly owned subsidiary of Investors Bancorp, Inc. (the “Company”), has agreed to enter into an informal agreement (“Informal Agreement”) with the Federal Deposit Insurance Corporation (“FDIC”) and the New Jersey Department of Banking and Insurance (“NJDOBI”) with regard to Bank Secrecy Act (“BSA”) and Anti-Money Laundering (“AML”) compliance matters.  The Bank has agreed to 1) develop, adopt and implement a system of internal controls designed to ensure full compliance with BSA, 2) conduct a comprehensive validation of the Bank’s BSA/AML automated compliance system, and 3) develop, adopt and implement effective training programs relating to BSA.  The Bank also agreed to review certain transactions and accounts for BSA and AML compliance and to establish a Compliance Committee of the Board.

Numerous actions have already been taken or commenced by the Bank to strengthen its BSA and AML compliance practices, policies, procedures and controls.  The Bank has enhanced its risk management and compliance programs through restructured reporting lines, improved technology and increased staff, including hiring senior personnel.  In this regard, and as previously announced, recent additions to senior staff include a Senior Vice President and Chief Risk Officer, overseeing the Bank’s enhanced risk management infrastructure, including BSA/AML compliance, a Senior Vice President and head of BSA/AML and Fraud/Loss Prevention, a Senior Vice President and Director of Internal Audit and a general counsel with significant prior bank regulatory experience.

The application filed by the Bank to acquire The Bank of Princeton (“BOP”) remains under processing by the FDIC.  The Bank believes that it will be able to demonstrate substantial compliance with the terms of the Informal Agreement and that, notwithstanding the Informal Agreement, regulatory approvals of the BOP acquisition will be obtained, although no assurances can be provided that such approvals will be received or as to the timing of such approvals.

Forward-Looking Statements

This report contains forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward‐looking statements include, but are not limited to, statements about (i) compliance by the Bank with the terms of the Informal Agreement, (ii) regulatory approval of the BOP acquisition, (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.  These forward-looking statements are based upon the current beliefs and expectations of the management of the Company and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. In addition, these forward‐looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the anticipated results discussed in these forward‐looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward‐looking statements: (1) the Bank may not be able to demonstrate substantial compliance with the terms of the Informal Agreement, or demonstrate compliance to the satisfaction of the FDIC and/or the NJDBOI; and

(2) FDIC and NJDOBI approvals of the BOP acquisition may not be obtained, or such approvals may be significantly delayed, or adverse regulatory conditions may be imposed in connection with such  approvals.  Except as required by law, the Company does not undertake any obligation to update any forward‐looking statement to reflect circumstances or events that occur after the date the forward‐looking statement is made.

The Proposed BOP Acquisition

In connection with the proposed acquisition of BOP, the Company intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of BOP and a prospectus of the Company, and the Company and BOP will file other documents regarding the proposed transaction with the SEC and the FDIC, as applicable.  Before making any voting or investment decision, investors and security holders of BOP are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction.  The documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  The documents filed by BOP with the FDIC may be obtained free of charge at the FDIC’s website at http://www.fdic.gov.  In addition, the documents filed by the Company may be obtained free of charge at its website at www.myinvestorsbank.com or by contacting the Company, Inc., 101 JFK Parkway, Short Hills, New Jersey 07078, Attention: Marianne Wade, telephone 973-924-5100 and the documents filed by BOP may be obtained free of charge at BOP’s website at https://thebankofprinceton.com or by contacting The Bank of Princeton, 183 Bayard Lane, Princeton, New Jersey 08540, Attention: Edward Dietzler, telephone (609) 454-0717.

BOP and its directors, executive officers, and certain other persons may be deemed to be participants in the solicitation of proxies from BOP’s stockholders in favor of the approval of the merger.  Information about the directors and executive officers of BOP and their ownership of its common stock is set forth in the proxy statement for BOP’s 2016 annual meeting of stockholders, as previously filed with the FDIC on April 15, 2016. Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the proxy statement/prospectus when they become available.

Item 9.01                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.
DATE: August 12, 2016	By:	/s/ Domenick A. Cama
Domenick A. Cama
Senior Executive Vice President and Chief Operating Officer